NATIONS FUND

                        (A Massachusetts Business Trust)

                        AMENDMENT TO DECLARATION OF TRUST
                          dated May 6, 1985, as amended


         The undersigned, Secretary of Nations Fund (the "Trust"), hereby certifies that the Board of Trustees of the Trust duly adopted the following votes at a meeting held on June 24, 1992:

         WHEREAS, Article X, Sections 10.9A and 10.9C of the Trust's Declaration of Trust dated as of May 6, 1985, as amended, (the "Declaration of Trust"), provides that the Trustees may amend the Declaration of Trust to change the name of the Trust without a vote of Shareholders by an affirmative vote of a majority of the Trustees;

         VOTED, that pursuant to the authorization described above, the Declaration of Trust shall be amended in the following respect:

         Article I of the Declaration of Trust is amended to change the name of the Trust from "Nations Fund" to "Nations Fund Trust" and all other appropriate references in the Declaration of Trust are amended to reflect the fact that the name of the Trust is "Nations Fund Trust"; and further

         VOTED, that any officer of the Trust be, and each of them hereby is, authorized to execute, seal and deliver any and all documents, instruments, certificates, papers, and writings; to file the same with any public official including, without limitation, the Secretary of The Commonwealth of Massachusetts and the Boston City Clerk; and to do any and all other acts, in the name of the Trust and on its behalf, as may be required or desirable in connection with or in furtherance of the foregoing resolution; and further

         VOTED, that the foregoing amendment to the Declaration of Trust shall be effective upon the filing of an instrument containing the same with the Secretary of The Commonwealth of Massachusetts and the Boston City Clerk; and

         CERTIFICATE:  CLASSIFICATION OF SHARES

         WHEREAS, the Distributor has provided this Board of Trustees with certain information concerning its approach to marketing and distributing funds of the Trust and various methods generally available to investment companies to market and distribute their shares to investors; and

         WHEREAS, the Distributor, on behalf of investment companies for which the Distributor acts or will act in the future as principal underwriter, has received an order dated February 19, 1992, from the Securities and Exchange Commission ("SEC") under Section 6(c) of the Investment Company Act of 1940, as amended (the "1940 Act") granting an exemption from certain provisions of Sections 18(f)(1), 18(g) and 18(i) of the

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1940 Act (the "Order") which permits the implementation of a distribution structure based on the availability of multiple classes of shares offered to various selected investor groups; and

         WHEREAS, the Distributor has applied to the SEC for an amendment to the Order in order to broaden the relief granted thereby, and anticipates receiving the amended order (the "Amended Order") in November, 1992; and

         WHEREAS, the Distributor has recommended for Nations Capital Growth Fund, Nations Balanced Assets Fund, Nations Short-Term Income Fund, Nations Adjustable Rate Government Fund, Nations Diversified Income Fund, Nations Strategic Fixed Income Fund, Nations Mortgage-Backed Securities Fund, Nations Emerging Growth Fund, Nations North Carolina Municipal Bond Fund, Nations Florida Municipal Bond Fund and Nations Texas Municipal Bond Fund (the "New Funds") a Multi-Class distribution structure (the "Multi-Class Distribution Structure") which may be comprised of up to four classes which are to have the following characteristics:

         (i) Investor A Shares: to be offered to customers of certain financial institutions and broker-dealers that have entered into Shareholder Servicing Agreements with the Trust's Distributor pursuant to a Rule 12b-1 Plan authorizing payment of a distribution and shareholder servicing fee not to exceed 0.35% (on an annual basis) of the average daily net assets attributable to Investor A Shares; to be subject to an initial sales charge, not to exceed: (a) 4.50% of the offering price of the Nations Balanced Assets Fund, Nations Capital Growth Fund and Nations Emerging Growth Fund Shares (referred to herein as "Equity Funds"), and (b) 2.50% of the offering price of the Nations Short-Term Income Fund, Nations Diversified Income Fund, Nations Adjustable Rate Government Fund, Nations Strategic Fixed Income Fund, Nations North Carolina Municipal Bond Fund, Nations Florida Municipal Bond Fund, and Nations Texas Municipal Bond Fund (referred to herein as "Fixed Income Funds"), and to be subject to certain retail transfer agency fees;

         (ii) Investor B Shares: to be offered to customers of certain financial institutions and broker-dealers that have entered into Distribution and Servicing Agreements with the Trust's Distributor pursuant to a Rule 12b-1 Plan authorizing payment of a distribution and shareholder servicing fee not to exceed 1.00% (on an annual basis) of the average daily net assets attributable to Investor B Shares; to be subject to an initial sales charge, not to exceed 1.00% of the offering price of the non-money market Funds, and a 1.00% contingent deferred sales charge on redemptions occurring within one year of purchase (except that the Nations Short-Term Income Fund shall not be subject to a contingent deferred sales charge); and to be subject to certain retail transfer agency fees;

         (iii) Trust A Shares: to be offered to customers of certain banks and other financial institutions; and

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(iv)              Trust B Shares: to be offered to customers of certain banks and other financial institutions that have entered into Shareholder Servicing Agreements with the Trust pursuant to a Shareholder Servicing Plan authorizing payment of a shareholder servicing fee not to exceed .25% (on an annual basis) of the average daily net assets attributable to Trust B Shares; and

         WHEREAS, in deciding whether to establish the Multi-Class Distribution Structure with respect to the New Funds, the Trustees have considered the interests of each New Fund and its prospective shareholders;

         NOW THEREFORE BE IT:

         VOTED: that the establishment of the Multi-Class Distribution Structure described above with respect to the New Funds be, and the same hereby is, determined to be in the best interests of each New Fund and its prospective shareholders and that the Multi-Class Distribution Structure be, and the same hereby is, approved; provided, however, that the implementation and operation of the Multi-Class Distribution Structure with respect to the New Funds shall be consistent in all material respects with the Order and, when issued, the Amended Order; and further

         VOTED: that pursuant to Section 5.1 of the Trust's Declaration of Trust, an unlimited number of authorized, unissued shares be, and they hereby are, allocated to each of the New Funds and divided into and classified as a separate class or classes of each New Fund as follows:

         (i) Nations Mortgage-Backed Securities Fund shall include two classes of shares: Nations Mortgage-Backed Securities Fund - Trust A Shares and Nations Mortgage-Backed Securities Fund - Trust B Shares;

         (ii) Nations Balanced Assets Fund shall include four classes of shares: Nations Balanced Assets Fund - Investor A Shares, Nations Balanced Assets Fund - Investor B Shares, Nations Balanced Assets Fund - Trust A Shares and Nations Balanced Assets Fund - Trust B Shares;

         (iii) Nations Short-Term Income Fund shall include four classes of shares: Nations Short-Term Income Fund - Investor A Shares, Nations Short-Term Income Fund - Investor B Shares, Nations Short-Term Income Fund - Trust A Shares and Nations Short-Term Income Fund - Trust B Shares;

         (iv) Nations Diversified Income Fund shall include four classes of shares: Nations Diversified Income Fund - Investor A Shares, Nations Diversified Income Fund - Investor B Shares, Nations Diversified Income Fund - Trust A Shares and Nations Diversified Income Fund - Trust B Shares.

         (v) Nations Capital Growth Fund shall include four classes of shares: Nations Capital Growth Fund -


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                  Investor A Shares, Nations Capital Growth Fund - Investor B
                  Shares, Nations Capital Growth Fund - Trust A Shares and Nations Capital Growth Fund - Trust B Shares;

         (vi) Nations Emerging Growth Fund shall include four classes of shares: Nations Emerging Growth Fund - Investor A Shares, Nations Emerging Growth Fund - Investor B Shares, Nations Emerging Growth Fund - Trust A Shares and Nations Emerging Growth Fund - Trust B Shares;

         (vii) Nations Adjustable Rate Government Fund shall include four classes of shares: Nations Adjustable Rate Government Fund - Investor A Shares, Nations Adjustable Rate Government Fund - Investor B Shares, Nations Adjustable Rate Government Fund - Trust A Shares and Nations Adjustable Rate Government Fund - Trust B Shares;

         (viii) Nations Strategic Fixed Income Fund shall include four classes of shares: Nations Strategic Fixed Income Fund - Investor A Shares, Nations Strategic Fixed Income Fund - Investor B Shares, Nations Strategic Fixed Income Fund - Trust A Shares and Nations Strategic Fixed Income Fund - Trust B Shares;

         (ix) Nations North Carolina Municipal Bond Fund shall include four classes of shares: Nations North Carolina Municipal Bond Fund
                  - Investor A Shares, Nations North Carolina Municipal Bond Fund - Investor B Shares, Nations North Carolina Municipal Bond Fund - Trust A Shares and Nations North Carolina Municipal Bond Fund - Trust B Shares;

         (x) Nations Florida Municipal Bond Fund shall include four classes of shares: Nations Florida Municipal Bond Fund - Investor A Shares, Nations Florida Municipal Bond Fund - Investor B Shares, Nations Florida Municipal Bond Fund - Trust A Shares and Nations Florida Municipal Bond Fund - Trust B Shares; and

         (xi) Nations Texas Municipal Bond Fund shall include four classes of shares: Nations Texas Municipal Bond Fund - Investor A Shares, Nations Texas Municipal Bond Fund - Investor B Shares, Nations Texas Municipal Bond Fund - Trust A Shares and Nations Texas Municipal Bond Fund - Trust B Shares; and further

         VOTED: that consideration received by the Trust for the issue or sale of a particular New Fund's Investor A, Investor B, Trust A or Trust B Shares (individually a "Class" and collectively the "Classes") shall be invested and reinvested with the consideration received by the Trust for the issue and sale of all of such New Fund's other Classes, together with all income, earnings, profits and proceeds thereof, including the proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Trust allocated to a particular New Fund by the Board of Trustees in accordance with the Trust's Declaration of Trust, and each share of any Class


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of a New Fund (individually, a "Share" and collectively, the "Shares") shall share equally with each Share of all the Classes of a New Fund in such consideration and other assets, income, earnings, profits and proceeds thereof; and further

         VOTED: that each Share of each Class of a New Fund shall be charged equally with each Share of all the Classes of such New Fund with the expenses and liabilities of the Trust that are general expenses and liabilities applicable to all Shares of the Trust or are expenses and liabilities applicable only to such New Fund's Shares, except that:

         (i) Expenses related to Investor A Shares' Rule 12b-1 Plan attributable to Investor A Shares shall be charged only to such Investment A Shares;

         (ii) Expenses related to Investment B Shares' Rule 12b-1 Plan attributable to Investor B Shares shall be charged only to such Investor B Shares;

         (iii) Expenses under Trust B Shares' Shareholder Services Plan attributable to Trust B Shares shall be charged only to such Trust B Shares;

         (iv) Retail transfer agency fees attributable to Investor A and Investor B Shares (collectively, the "Investor Shares") shall be charged only to such Investor Shares; and

         (v) Transfer agency fees attributable to Trust A and Trust B Shares (collectively, the "Trust Shares") shall be charged only to such Trust Shares; and further

         VOTED: that, subject to receipt of the Amended Order, the Trustees of the Trust reserve the right to allocate certain of the following expenses attributable to a New Fund's particular Class ("Class Expenses") on a basis other than on the relative net asset values of all Classes of such New Fund: (i) transfer agent fees identified by the transfer agent as being attributable to a specific Class of Shares; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, notices, prospectuses, reports and proxies to current shareholders of a specific Class of Shares or to regulatory agencies with respect to a specific Class of Shares;
(iii) blue sky registration or qualification fees incurred by a Class of Shares;
(iv) taxes, if any, incurred by a specific Class of Shares; (v) SEC registration fees incurred by a Class of Shares; (vi) the expense of administrative and personnel services (including, without limitation, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of a specific Class of Shares; (vii) different levels of Rule 12b-1 and/or non-Rule 12b-1 fees and expenses and expenses of services offered in connection with a Plan (such expenses are referred to herein as "Plan Payments") that would be incurred under the Plan Agreements that have been entered into with respect to a Class of Shares; (viii) litigation or other legal expenses relating solely to one Class of Shares; (ix) Trustees' fees incurred as a result of issues relating to a particular Class of Shares; (x) organizational expenses incurred to establish a particular Class of Shares; and


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(xi) independent accountants' fees relating solely to a particular Class of
Shares; and further

         VOTED: that each Class of a New Fund's Shares shall otherwise have the same preferences, conversation, and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as each other Class of Shares of such New Fund except that:

         (i) as otherwise expressly required by law, or when the Trustees determine that the matter to be voted upon affects only the interest of the shareholders of a particular Class or particular fund, only Shares of that Class or Fund will be allowed to vote on that matter;

         (ii) only holders of a class of Investor Shares will be entitled to vote on a matter submitted to shareholder vote with respect to their respective Rule 12b-1 Plans applicable to each such class of Investor Shares; and

         (iii) Investor B Shares shall be convertible into Investor A Shares on such basis and at such time as shall be described in the Trust's prospectus relating to the offer and sale of such Investor B Shares; and further

         VOTED: that the officers of the Trust be, and each of them hereby is, authorized to take all such actions as and when the officers taking such action, in consultation with the Trust's counsel, deems necessary or appropriate to effect implementation of the Multi-Class Distribution Structure with respect to each New Fund of the Trust, including but not limited to executing, sealing, delivering and filing a Certificate and/or Amendment to the Declaration of Trust, and any and all other documents, instruments, papers and writings.

         The undersigned, Secretary of the Trust, hereby further certifies that the Board of Trustees of the Trust duly adopted as of September 17, 1992, the following votes by written consents of a majority of the Trustees in accordance with Article VI, Section 6.4 of the Declaration of Trust:

         VOTED, that the name of the Trust's form of Distribution and Servicing Agreement for Investor B Shares, as adopted by the Board pursuant to the Distribution and Services Plan for Investor B Shares be, and it hereby is, changed to Shareholder Servicing and Sales Support Agreement for Investor B Shares; and further

         VOTED, that the appropriate Officers of the Trust be, and each of them hereby is, authorized and directed to take such actions, and to execute and deliver on behalf of the Trust such Agreements, as are necessary and appropriate to effectuate the foregoing.

         The foregoing resolutions remain in full force and effect as of the date hereof.

         The Trust has changed its principal address from:


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                            Bellevue Corporate Center
                              103 Bellevue Parkway
                              Wilmington, DE 19809

                                       to:

                               One Exchange Place
                                 53 State Street
                                Boston, MA 02109

Dated:  September 21, 1992


                                                      /s/ Patricia L.Bickimer
                                                     --------------------------
                                                     Patricia L. Bickimer
                                                     Secretary

Subscribed and sworn to before
me this 21st day of September, 1992.



 /s/ DiAnne McQueen
--------------------
DiAnne McQueen, Notary Public
Commission Expires:  10/24/97


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